Supplement A-2

Profit and loss account	National Grid Holdings 1 Group Consolidated		Consolidation adjustments	National Grid holdings One Plc	NGG Holdings Inc	National Grid Eighteen Ltd	National Grid Fifteen Ltd
for the year ended 31 March 2005

Group turnover	8,858		(8)	-	-	-	-

Group operating costs	(6,899)		(267)	3	-	-	-

Operating profit of Group undertakings - continuing operations before acquisition	1,959		(275)	3	-	-	-
Operating profit of Group undertakings - acquisitions	-		-
	1,959		(275)	3	-	-	-

Share of joint ventures' operating profit/(loss) - continuing operations	12		-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations	-		-
	12		-	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	2,525		(429)	3	-	-	-
- Exceptional items	(431)		273	-	-	-	-
- Goodwill amortisation	(123)		(119)	-	-	-	-
Total operating profit	1,971		(275)	3	-	-	-

Profit on disposal of tangible fixed assets - continuing operations	-		(115)	-	-	-	-
Profit on disposal of group undertakings	1		(2)	1	-	-	-
Profit on sale or termination of operations - discontinued operations	25		(8)	-	-	-	-
Other non-operating exceptionals	6		-	-	-	-	-
Dividends receivable	1		(5,917)	5,131	-	-	-

Net interest	(826)		1	(298)	-	11	-

Profit/(loss) on ordinary activities before taxation	1,178	-	(6,316)	4,837	-	11	-
Taxation
- Excluding exceptional items	(269)		1	69	-	(5)	-
- Exceptional items	-		-
	(269)		1	69	-	(5)	-

Profit/(loss) on ordinary activities after taxation	909	-	(6,315)	4,906	-	6	-
Minority interests	5		-	-	-	-	-

Profit/(loss) for the year	914	-	(6,315)	4,906	-	6	-
Dividends	(1,216)		5,915	(1,216)	-	-	-

Profit/(loss) transferred to/(from) profit and loss account reserve	(302)	-	(400)	3,690	-	6	-

Balance sheet	National Grid Holdings 1 Group Consolidated		Consolidation adjustments	National Grid holdings One Plc	NGG Holdings Inc	National Grid Eighteen Ltd	National Grid Fifteen Ltd
at 31 March 2005

			£m	£m	£m	£m	£m
Fixed assets
Intangible assets	4,556		4,509	-	-	-	-
Tangible assets	35,467		10,257	-	-	-	-
Investment in group undertakings	-		(50,492)	28,879	-	2,715	-
Investments in joint ventures	7		-	-	-	-	-
Other investments	57		(66)	-	-	-	-
	40,087	-	(35,792)	28,879	-	2,715	-

Current assets
Stocks	144		-	-	-	-	-
Debtors (amounts falling due within one year)	8,523		(29,594)	5,253	-	220	-
Debtors (amounts falling due after one year)	80		-	-	-	-	-
Current asset investments	526		(1)	24	-	-	-
Cash at bank and in hand	165		1	-	-	-	-
	9,438	-	(29,594)	5,277	-	220	-

Creditors (amounts falling due within one year)
Borrowings	(3,729)		1	0	0	0	0
Other creditors	(21,980)		29,637	(27,042)	(2)	(8)	0
	(25,709)	0	29,638	(27,042)	(2)	(8)	0

Net current assets / (liabilities)	(16,271)	-	44	(21,765)	(2)	212	-

Total assets less current liabilities	23,816	-	(35,748)	7,114	(2)	2,927	-

Creditors (amounts falling due after more than one year)

Other borrowings	(14,473)		0	0	0	0	0
Other creditors	(367)		2,002	0	0	0	0
Creditors (amounts falling due after more than one year)	(14,840)	0	2,002	0	0	0	0

Provisions for liabilities and charges	(5,328)		(174)	-	-	-	-

Net assets employed	3,648	-	(33,920)	7,114	(2)	2,927	-

Capital and reserves
Called up share capital	333		(4,417)	333	-	-	-
Share premium account	633		(31,849)	633	-	2,904	-
Other reserves	-		11,025	1,180	-	-	-
Profit and loss account	2,682		(8,338)	4,968	(2)	23	-
Equity shareholders' funds	3,648	-	(33,579)	7,114	(2)	2,927	-
Minority interests
Equity	-		(63)	-	-	-	-
Non-equity	-		(278)	-	-	-	-
Minority interests	-	-	(341)	-	-	-	-
	3,648	-	(33,920)	7,114	(2)	2,927	-

UK GAAP retained earnings
Retained earnings at 1 April 2004	2,865		(6,359)	1,199	(2)	16	-
Prior year adjustments - share based payments	15		(0)	-	-	-	-
Exchange adjustments	6		(16)	-	-	-	-
Movement in shares held by employee trusts	-		-	-	-	-	-
Employee share scheme issues	-		-
Deferred tax on employee option schemes	7		7	-	-	-	-
Retained profit/(loss) for the year	(302)		(400)	3,690	-	6	-
Other movements	(1)		(1,345)	-	-	-	-
Retranslation into US dollars	92		(225)	79	-	1	-

Retained earnings at 31 March 2005	2,682		(8,338)	4,968	(2)	23	-

Supplement A-2 (continued)
Profit and loss account	National Grid Sixteen Ltd	National Grid Malta One Ltd	National Grid Malta Two Ltd	National Grid Twenty Ltd	National Grid Ireland Three	National Grid Netherlands One BV
for the year ended 31 March 2005

Group turnover	-	-	-	-	-	-

Group operating costs	-	(4)	-	-	-	(274)

Operating profit of Group undertakings - continuing operations before acquisition	-	(4)	-	-	-	(274)
Operating profit of Group undertakings - acquisitions
	-	(4)	-	-	-	(274)

Share of joint ventures' operating profit/(loss) - continuing operations	-	-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	-	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	-	-	-	-	-	(1)
- Exceptional items	-	(4)	-	-	-	(273)
- Goodwill amortisation	-	-	-	-	-	-
Total operating profit	-	(4)	-	-	-	(274)

Profit on disposal of tangible fixed assets - continuing operations	-	-	-	-	-	-
Profit on disposal of group undertakings	-	-	-	-	-	-
Profit on sale or termination of operations - discontinued operations	-	-	8	-	-	-
Other non-operating exceptionals	-	-	-	-	-	-
Dividends receivable	-	326	-	-	-	456

Net interest	-	4	137	12	-	-

Profit/(loss) on ordinary activities before taxation	-	326	145	12	-	182
Taxation
- Excluding exceptional items	-	-	-	(4)	-	(1)
- Exceptional items
	-	-	-	(4)	-	(1)

Profit/(loss) on ordinary activities after taxation	-	326	145	8	-	181
Minority interests	-	-	-	-	-	-

Profit/(loss) for the year	-	326	145	8	-	181
Dividends	-	-	(327)	-	-	(176)

Profit/(loss) transferred to/(from) profit and loss account reserve	-	326	(182)	8	-	5

Balance sheet	National Grid Sixteen Ltd	National Grid Malta One Ltd	National Grid Malta Two Ltd	National Grid Twenty Ltd	National Grid Ireland Three	National Grid Netherlands One BV
at 31 March 2005

	£m	£m	£m	£m	£m	£m
Fixed assets
Intangible assets	-	-	-	-	-	-
Tangible assets	-	-	-	-	-	-
Investment in group undertakings	-	279	-	-	-	4
Investments in joint ventures	-	-	-	-	-	-
Other investments	-	-	-	-	-	-
	-	279	-	-	-	4

Current assets
Stocks	-	-	-	-	-	-
Debtors (amounts falling due within one year)	-	2,768	-	283	2,268	6
Debtors (amounts falling due after one year)	-	-	-	-	-	-
Current asset investments	-	-	-	-	-	-
Cash at bank and in hand	-	-	1	-	1	-
	-	2,768	1	283	2,269	6

Creditors (amounts falling due within one year)
Borrowings	0	0	0	0	0	0
Other creditors	0	0	0	(4)	0	(2)
	0	0	0	(4)	0	(2)

Net current assets / (liabilities)	-	2,768	1	279	2,269	4

Total assets less current liabilities	-	3,047	1	279	2,269	8

Creditors (amounts falling due after more than one year)

Other borrowings	0	0	0	0	0	0
Other creditors	0	0	0	0	0	0
Creditors (amounts falling due after more than one year)	0	0	0	0	0	0

Provisions for liabilities and charges	-	-	-	-	-	-

Net assets employed	-	3,047	1	279	2,269	8

Capital and reserves
Called up share capital	-	-	-	-	2,269	3
Share premium account	-	2,715	-	271	-	-
Other reserves	-	-	-	-	-	-
Profit and loss account	-	332	1	8	-	5
Equity shareholders' funds	-	3,047	1	279	2,269	8
Minority interests
Equity	-	-	-	-	-	-
Non-equity	-	-	-	-	-	-
Minority interests	-	-	-	-	-	-
	-	3,047	1	279	2,269	8

UK GAAP retained earnings
Retained earnings at 1 April 2004	-	1	179	-	-	(1)
Prior year adjustments - share based payments	-	-	-	-	-	-
Exchange adjustments	-	-	-	-	-	-
Movement in shares held by employee trusts	-	-	-	-	-	-
Employee share scheme issues
Deferred tax on employee option schemes	-	-	-	-	-	-
Retained profit/(loss) for the year	-	326	(182)	8	-	5
Other movements	-	-	-	-	-	-
Retranslation into US dollars	-	5	4	-	-	1

Retained earnings at 31 March 2005	-	332	1	8	-	5

Supplement A-2 (continued)
Profit and loss account	National Grid Netherlands Two BV	National Grid Netherlands Three BV	TorenCV	National Grid nine Ltd	National Grid (Ireland) 1 Ltd	National Grid (Ireland) 2 Ltd
for the year ended 31 March 2005

Group turnover	-	-	-	-	-	-

Group operating costs	-	-	(1)	-	-	-

Operating profit of Group undertakings - continuing operations before acquisition	-	-	(1)	-	-	-
Operating profit of Group undertakings - acquisitions
	-	-	(1)	-	-	-

Share of joint ventures' operating profit/(loss) - continuing operations	-	-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	-	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	-	-	(1)	-	-	-
- Exceptional items	-	-	-	-	-	-
- Goodwill amortisation	-	-	-	-	-	-
Total operating profit	-	-	(1)	-	-	-

Profit on disposal of tangible fixed assets - continuing operations	-	-	-	-	-	-
Profit on disposal of group undertakings	-	-	-	-	-	-
Profit on sale or termination of operations - discontinued operations	-	-	-	-	-	-
Other non-operating exceptionals	-	-	-	-	-	-
Dividends receivable	2	2	-	-	-	-

Net interest	-	-	123	-	-	-

Profit/(loss) on ordinary activities before taxation	2	2	122	-	-	-
Taxation
- Excluding exceptional items	-	-	(47)	-	-	-
- Exceptional items
	-	-	(47)	-	-	-

Profit/(loss) on ordinary activities after taxation	2	2	75	-	-	-
Minority interests	-	-	-	-	-	-

Profit/(loss) for the year	2	2	75	-	-	-
Dividends	-	-	(187)	-	-	-

Profit/(loss) transferred to/(from) profit and loss account reserve	2	2	(112)	-	-	-

Balance sheet	National Grid Netherlands Two BV	National Grid Netherlands Three BV	TorenCV	National Grid nine Ltd	National Grid (Ireland) 1 Ltd	National Grid (Ireland) 2 Ltd
at 31 March 2005

	£m	£m	£m	£m	£m	£m
Fixed assets
Intangible assets	-	-	-	-	-	-
Tangible assets	-	-	-	-	-	-
Investment in group undertakings	-	-	-	7,885	4,324	3,882
Investments in joint ventures	-	-	-	-	-	-
Other investments	-	-	-	-	-	-
	-	-	-	7,885	4,324	3,882

Current assets
Stocks	-	-	-	-	-	-
Debtors (amounts falling due within one year)	5	5	2,389	1	9	-
Debtors (amounts falling due after one year)	-	-	-	-	-	-
Current asset investments	-	-	-	-	-	-
Cash at bank and in hand	-	-	-	-	-	-
	5	5	2,389	1	9	-

Creditors (amounts falling due within one year)
Borrowings	0	0	0	0	0	0
Other creditors	0	0	(2,330)	(85)	0	(6)
	0	0	(2,330)	(85)	0	(6)

Net current assets / (liabilities)	5	5	59	(84)	9	(6)

Total assets less current liabilities	5	5	59	7,801	4,333	3,876

Creditors (amounts falling due after more than one year)

Other borrowings	0	0	0	0	0	0
Other creditors	0	0	0	0	0	0
Creditors (amounts falling due after more than one year)	0	0	0	0	0	0

Provisions for liabilities and charges	-	-	-	-	-	-

Net assets employed	5	5	59	7,801	4,333	3,876

Capital and reserves
Called up share capital	3	3	3	-	50	37
Share premium account	-	-	-	7,655	3,950	2,923
Other reserves	-	-	-	-	-	-
Profit and loss account	2	2	56	146	333	916
Equity shareholders' funds	5	5	59	7,801	4,333	3,876
Minority interests
Equity	-	-	-	-	-	-
Non-equity	-	-	-	-	-	-
Minority interests	-	-	-	-	-	-
	5	5	59	7,801	4,333	3,876

UK GAAP retained earnings
Retained earnings at 1 April 2004	-	-	164	-	-	-
Prior year adjustments - share based payments	-	-	-	-	-	-
Exchange adjustments	-	-	-	-	5	14
Movement in shares held by employee trusts	-	-	-	-	-	-
Employee share scheme issues
Deferred tax on employee option schemes	-	-	-	-	-	-
Retained profit/(loss) for the year	2	2	(112)	-	-	-
Other movements	-	-	-	144	324	892
Retranslation into US dollars	-	-	4	2	4	10

Retained earnings at 31 March 2005	2	2	56	146	333	916

Supplement A-2 (continued)
Profit and loss account	NGT Four Ltd	National Grid Holdings Ltd Group	Lattice Group Plc	NGG Telecoms Investment Ltd	Crown Castle UK Limited	Crown Castle Communications Ltd
for the year ended 31 March 2005

Group turnover	-	2,663	5,923	-	280	-

Group operating costs	-	(1,599)	(4,533)	-	(224)	-

Operating profit of Group undertakings - continuing operations before acquisition	-	1,064	1,390	-	56	-
Operating profit of Group undertakings - acquisitions
	-	1,064	1,390	-	56	-

Share of joint ventures' operating profit/(loss) - continuing operations	-	12	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	12	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	-	1,076	1,812	-	65	-
- Exceptional items	-	-	(421)	-	(6)	-
- Goodwill amortisation	-	-	(1)	-	(3)	-
Total operating profit	-	1,076	1,390	-	56	-

Profit on disposal of tangible fixed assets - continuing operations	-	-	110	-	5	-
Profit on disposal of group undertakings	-	2	-	-	-	-
Profit on sale or termination of operations - discontinued operations	-	25	-	-	-	-
Other non-operating exceptionals	-	4	1	-	1	-
Dividends receivable	-	1	-	-	-	-

Net interest	112	(189)	(701)	(61)	(7)	-

Profit/(loss) on ordinary activities before taxation	112	919	800	(61)	55	-
Taxation
- Excluding exceptional items	(34)	(68)	(154)	18	(23)	-
- Exceptional items
	(34)	(68)	(154)	18	(23)	-

Profit/(loss) on ordinary activities after taxation	78	851	646	(43)	32	-
Minority interests	-	6	(1)	-	-	-

Profit/(loss) for the year	78	857	645	(43)	32	-
Dividends	-	(1,208)	(4,017)	-	-	-

Profit/(loss) transferred to/(from) profit and loss account reserve	78	(351)	(3,372)	(43)	32	-

Balance sheet	NGT Four Ltd	National Grid Holdings Ltd Group	Lattice Group Plc	NGG Telecoms Investment Ltd	Crown Castle UK Limited	Crown Castle Communications Ltd
at 31 March 2005

	£m	£m	£m	£m	£m	£m
Fixed assets
Intangible assets	-	(32)	19	-	60	-
Tangible assets	-	8,716	15,551	-	943	-
Investment in group undertakings	-	(1)	1	1,968	-	-
Investments in joint ventures	-	7	-	-	-	-
Other investments	-	120	3	-	-	-
	-	8,810	15,574	1,968	1,003	-

Current assets
Stocks	-	26	108	-	10	-
Debtors (amounts falling due within one year)	7,998	8,046	7,745	472	370	3
Debtors (amounts falling due after one year)	-	75	5	-	-	-
Current asset investments	-	2	501	-	-	-
Cash at bank and in hand	-	117	39	-	5	-
	7,998	8,266	8,398	472	385	3

Creditors (amounts falling due within one year)
Borrowings	0	(900)	(2,830)	0	0	0
Other creditors	(34)	(5,183)	(13,602)	(2,483)	(620)	0
	(34)	(6,083)	(16,432)	(2,483)	(620)	0

Net current assets / (liabilities)	7,964	2,183	(8,034)	(2,011)	(235)	3

Total assets less current liabilities	7,964	10,993	7,540	(43)	768	3

Creditors (amounts falling due after more than one year)

Other borrowings	0	(5,316)	(9,157)	0	0	0
Other creditors	0	(174)	(2,081)	0	(114)	0
Creditors (amounts falling due after more than one year)	0	(5,490)	(11,238)	0	(114)	0

Provisions for liabilities and charges	-	(1,658)	(3,420)	-	(76)	-

Net assets employed	7,964	3,845	(7,118)	(43)	578	3

Capital and reserves
Called up share capital	-	189	683	-	542	5
Share premium account	7,885	3,540	6	-	-	-
Other reserves	-	(1,398)	(10,807)	-	-	-
Profit and loss account	79	1,236	2,937	(43)	36	(2)
Equity shareholders' funds	7,964	3,567	(7,181)	(43)	578	3
Minority interests
Equity	-	-	63	-	-	-
Non-equity	-	278	-	-	-	-
Minority interests	-	278	63	-	-	-
	7,964	3,845	(7,118)	(43)	578	3

UK GAAP retained earnings
Retained earnings at 1 April 2004	-	1,541	6,127	-	-	-
Prior year adjustments - share based payments	-	4	11	-	-	-
Exchange adjustments	-	3	-	-	-	-
Movement in shares held by employee trusts	-	-	-	-	-	-
Employee share scheme issues
Deferred tax on employee option schemes	-	-	-	-	-	-
Retained profit/(loss) for the year	78	(351)	(3,372)	(43)	32	-
Other movements	-	(6)	7	-	6	(2)
Retranslation into US dollars	1	45	164	-	(2)	-

Retained earnings at 31 March 2005	79	1,236	2,937	(43)	36	(2)

Supplement A-2 (continued)
Profit and loss account	Crown Castle UK Finance Plc	Terracom Estates Ltd	Terracom Design & Development Ltd	Triscape Planning Ltd	Crown Castle UK Holdings Limited	National Grid Jersey Investments Ltd
for the year ended 31 March 2005

Group turnover	-	-	-	-	-	-

Group operating costs	-	-	-	-	-	-

Operating profit of Group undertakings - continuing operations before acquisition	-	-	-	-	-	-
Operating profit of Group undertakings - acquisitions
	-	-	-	-	-	-

Share of joint ventures' operating profit/(loss) - continuing operations	-	-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	-	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	-	-	-	-	-	-
- Exceptional items	-	-	-	-	-	-
- Goodwill amortisation	-	-	-	-	-	-
Total operating profit	-	-	-	-	-	-

Profit on disposal of tangible fixed assets - continuing operations	-	-	-	-	-	-
Profit on disposal of group undertakings	-	-	-	-	-	-
Profit on sale or termination of operations - discontinued operations	-	-	-	-	-	-
Other non-operating exceptionals	-	-	-	-	-	-
Dividends receivable	-	-	-	-	-	-

Net interest	-	-	-	-	-	30

Profit/(loss) on ordinary activities before taxation	-	-	-	-	-	30
Taxation
- Excluding exceptional items	-	-	-	-	-	(21)
- Exceptional items
	-	-	-	-	-	(21)

Profit/(loss) on ordinary activities after taxation	-	-	-	-	-	9
Minority interests	-	-	-	-	-	-

Profit/(loss) for the year	-	-	-	-	-	9
Dividends	-	-	-	-	-	-

Profit/(loss) transferred to/(from) profit and loss account reserve	-	-	-	-	-	9

Balance sheet	Crown Castle UK Finance Plc	Terracom Estates Ltd	Terracom Design & Development Ltd	Triscape Planning Ltd	Crown Castle UK Holdings Limited	National Grid Jersey Investments Ltd
at 31 March 2005

	£m	£m	£m	£m	£m	£m
Fixed assets
Intangible assets	-	-	-	-	-	-
Tangible assets	-	-	-	-	-	-
Investment in group undertakings	-	-	-	-	556	-
Investments in joint ventures	-	-	-	-	-	-
Other investments	-	-	-	-	-	-
	-	-	-	-	556	-

Current assets
Stocks	-	-	-	-	-	-
Debtors (amounts falling due within one year)	-	-	-	-	277	(1)
Debtors (amounts falling due after one year)	-	-	-	-	-	-
Current asset investments	-	-	-	-	-	-
Cash at bank and in hand	-	-	-	-	1	-
	-	-	-	-	278	(1)

Creditors (amounts falling due within one year)
Borrowings	0	0	0	0	0	0
Other creditors	0	0	0	0	(196)	(20)
	0	0	0	0	(196)	(20)

Net current assets / (liabilities)	-	-	-	-	82	(21)

Total assets less current liabilities	-	-	-	-	638	(21)

Creditors (amounts falling due after more than one year)

Other borrowings	0	0	0	0	0	0
Other creditors	0	0	0	0	0	0
Creditors (amounts falling due after more than one year)	0	0	0	0	0	0

Provisions for liabilities and charges	-	-	-	-	-	-

Net assets employed	-	-	-	-	638	(21)

Capital and reserves
Called up share capital	-	-	-	-	630	-
Share premium account	-	-	-	-	-	-
Other reserves	-	-	-	-	-	-
Profit and loss account	-	-	-	-	8	(21)
Equity shareholders' funds	-	-	-	-	638	(21)
Minority interests
Equity	-	-	-	-	-	-
Non-equity	-	-	-	-	-	-
Minority interests	-	-	-	-	-	-
	-	-	-	-	638	(21)

UK GAAP retained earnings
Retained earnings at 1 April 2004	-	-	-	-	-	-
Prior year adjustments - share based payments	-	-	-	-	-	-
Exchange adjustments	-	-	-	-	-	-
Movement in shares held by employee trusts	-	-	-	-	-	-
Employee share scheme issues
Deferred tax on employee option schemes	-	-	-	-	-	-
Retained profit/(loss) for the year	-	-	-	-	-	9
Other movements	-	-	-	-	9	(30)
Retranslation into US dollars	-	-	-	-	(1)	-

Retained earnings at 31 March 2005	-	-	-	-	8	(21)

	National Grid Holdings consolidated	Lattice Group consolidated
$ million
Reconciliation to US GAAP
UK GAAP profit for year	858	645

Fixed assets - purchase of Lattice	-	(665)
Replacement expenditure (net of depreciation)	-	858
Pensions and other post-retirement benefits	15	86
Financial instruments	41	82
Severance and integration costs	(6)	122
Recognition of income	(2)	30
Deferred taxation	(17)	(228)
Other	6	(22)

US GAAP net income	895	908

Reconciliation of shareholders' equity to US GAAP
UK GAAP equity as above	3,575	(7,181)

Fixed assets - impact of Lattice Group plc purchase accounting and replacement expenditure	-	14,026
Goodwill - purchase of Lattice	-	7,220
Pensions	(533)	(756)
Financial instruments	(19)	(210)
Severance and integration liabilities	-	123
Recognition of income	(2)	(15)
Restructuring - purchase of Lattice	-	(4)
Tangible fixed assets - reversal of partial release of impairment provision	(55)	-
Deferrred taxation	166	(4,156)
Other	-	(23)

US GAAP equity shareholders' funds	3,132	9,024

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP
Profit and loss reserve under UK GAAP	1,244	2,937

Pre-merger reserves		(6,734)
Post acquisition US GAAP adjustments
Adjustments to conform with US GAAP	(412)	860

Profit and loss reserve under US GAAP	832	(2,937)